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                                                                    EXHIBIT 23.3





                        Consent of Independent Auditors

In this form 8-K filed April 7,2000, we consent to the inclusion in Form 8-K/A filed February 14, 2000 of H&R Block, Inc. and the incorporation by reference in the registration statements of H&R Block, Inc. listed below of our report dated February 8, 1999, with respect to the consolidated financial statements of OLDE Financial Corporation and subsidiaries as of December 31, 1998 and 1997 and for the three years in the period ended December 31, 1998, filed with the Securities and Exchange Commission:


       Registration Statement No. 33-185 on Form S-8
       Registration Statement No. 33-33889 on Form S-8
       Registration Statement No. 33-54989 on Form S-8
       Registration Statement No. 33-64147 on Form S-8
       Registration Statement No. 333-62515 on Form S-8
       Registration Statement No. 333-42143 on Form S-8
       Registration Statement Nos. 333-33655 and 333-33655-01 on Form S-3



                                          /s/ Ernst & Young LLP

Detroit, Michigan                         Ernst & Young LLP
April 7,2000